UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2002

ARGUSS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19589	02-0413153

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street Rockville, Maryland	20850

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 315-0027

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On January 7, 2002, Arguss Communications, Inc. (the “Company”) issued a press release announcing that it had entered into an Agreement and Plan of Merger, dated as of January 7, 2002 (the "Merger Agreement"), with Dycom Industries, Inc., a Florida corporation (“Dycom”), and Troy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Dycom, pursuant to which Dycom will acquire all the outstanding shares of the Company in a stock-for-stock transaction. A copy of the press release is attached hereto as Exhibit 99.1 and the Company hereby incorporates the press release herein by reference. A live webcast of the conference call held by Dycom beginning at 4:30 PM Eastern Standard Time on January 7, 2002 to discuss the transaction was made available at http://www.dycomind.com.

     On January 7, 2002, the Board of Directors of the Company approved a First Amendment to Rights Agreement (the "Amendment"), dated as of January 7, 2002, to the Rights Agreement, dated as of November 7, 2001 (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), and the Company and the Rights Agent then executed the Amendment on the same date. The Amendment amends the Rights Agreement to exempt the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement), the Merger Agreement and all of the transactions contemplated in the Merger Agreement, in accordance with the terms thereof, from the application of the Rights Agreement. A copy of the Amendment is attached hereto as Exhibit 4.1 and the Company hereby incorporates the Amendment herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No	Description

	4.1	First Amendment to Rights Agreement, dated as of January 7, 2002.
	99.1	Press Release, dated January 7, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2002

ARGUSS COMMUNICATIONS, INC.

By: Name: Title:	/s/ Rainer H. Bosselmann Rainer H. Bosselmann Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description of Exhibits

4.1	First Amendment to Rights Agreement, dated as of January 7, 2002.
99.1	Press Release, dated January 7, 2002.